UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2024

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	*	*

Preferred Stock Purchase Rights	*	*

* On December 10, 2024, the New York Stock Exchange filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the registrant’s common stock and preferred stock purchase rights from the New York Stock Exchange. The registrant’s common stock began trading exclusively on the OTC Pink Market on December 10, 2024 under the symbol “TCSG”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2024, the New York Stock Exchange (the “NYSE”) notified The Container Store Group, Inc. (the “Company”), that it had determined to commence proceedings to delist the Company’s common stock, par value $0.01 per share and Preferred Stock Purchase Rights (the “Company’s Stock”), as a result of the Company’s non-compliance with Rule 802.01B of the NYSE Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15 million. Trading in the Company’s Stock on the NYSE was suspended after market close on December 9, 2024. The Company has decided not to appeal the NYSE’s delisting determination.

On December 10, 2024, the NYSE filed a Form 25 with the SEC to delist the Company’s Stock from the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting will be effective 10 days after the filing of the Form 25.

As a result of the suspension in trading and impending delisting, the Company’s common stock is currently trading on the Pink Sheets platform operated by OTC Markets Group, Inc. (the "OTC Market") under the symbol “TCSG”. However, there is no guarantee that a broker will continue to make a market in the Company’s common stock or that trading of the common stock will continue on an OTC market or elsewhere.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the delisting of the Company’s Stock from the NYSE, and the trading of the Company’s common stock on the OTC Market. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, potential risks associated with trading on the OTC Market, including liquidity constraints and limited regulatory oversight, risks related to our indebtedness may restrict our current and future operations, and we may not be able to comply with the covenants in our credit facilities or refinance or amend our credit facilities on favorable terms, or at all; the timeline for the completion of the strategic alternatives review process is unknown and there can be no assurance that the process will result in any particular outcome; there is substantial doubt regarding our ability to continue as a going concern; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on May 28, 2024, as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024, filed with the SEC on October 30, 2024 and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: December 10, 2024	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer